Exhibit 5.1

May 10, 2017

Board of Directors

Radian Group Inc.

1601 Market Street

Philadelphia, PA 19103

Re: Post-Effective Amendment No. 1 to Registration Statements on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Radian Group Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Post-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-8 (Registration No. 333-152624) (the “Initial Registration Statement”), its Registration Statement on Form S-8 (Registration No. 333-160266) (the “Second Registration Statement”), its Registration Statement on Form S-8 (Registration No. 333-167009) (the “Third Registration Statement”) and its Registration Statement on Form S-8 (Registration No. 333-174428) (the “Fourth Registration Statement,” and together with the Initial Registration Statement, the Second Registration Statement and the Third Registration Statement, the “Registration Statements”), and the filing of the Amendment with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Registration Statement registered 1,800,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), the Second Registration Statement registered 667,000 shares of Common Stock, the Third Registration Statement registered 800,000 shares of Common Stock and the Fourth Registration Statement registered 3,150,000 shares of Common Stock pursuant, in each case, to the Radian Group Inc. 2008 Equity Compensation Plan, as amended (the “Prior Plan”), plus, in each case, an indeterminate number of shares of Common Stock or other securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Amendment reflects that a portion of the Common Stock registered under the Registration Statements will become issuable under the amended and restated Radian Group Inc. Equity Compensation Plan, as approved by the Company’s stockholders on May 10, 2017 (the “New Plan”), pursuant to the terms of the New Plan (such shares of Common Stock are referred to herein as the “New Plan Shares”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amendment, the Registration Statements, the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated By-Laws, the Prior Plan, the New Plan, certain minutes and resolutions of the Company’s Board of Directors relating to the Prior Plan and the New Plan and such other documents and corporate records relating to the Company and the issuance of the New Plan Shares as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company. As to issues of fact material to this opinion, we have relied on representations of officers of the Company, upon statements made to us in discussions with the Company’s management and upon certificates and other comparable documents of public officials and of officers of the Company. Except as otherwise indicated, we have not undertaken any independent investigation of factual matters.

Based upon the foregoing and having regard for such other legal considerations as we have deemed relevant, in our opinion the New Plan Shares have been duly authorized for issuance, and when issued and paid for in accordance with the terms of the New Plan, will be validly issued, fully paid and non-assessable by the Company.

We do not express any opinion herein concerning any laws other than the federal securities laws of the United States and the General Corporation Law of the State of Delaware.

We hereby consent to the inclusion of this opinion as an exhibit to the Amendment. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Drinker Biddle & Reath LLP
DRINKER BIDDLE & REATH LLP